UNAUDITED CONDENSED FINANCIAL STATEMENTS
March 31, 2006

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Effective June 30, 2006 Gilder Enterprises, Inc. (the Company) acquired all of the outstanding capital stock of MedaSorb Corporation (MedaSorb) in a reverser merger transaction (the Merger). For accounting purposes, MedaSorb is treated as the acquiror in the merger, which is accounted for as a recapitalization in which the assets and liabilities of MedaSorb have been recorded at their historical values, the outstanding capital stock and additional paid in capital have been restated to give effect to the shares of common stock issued in connection with the transaction to the stockholders of MedaSorb and to a holder of a convertible note. Immediately following the Merger, the Company also issued shares of preferred stock and warrants for cash.

The following unaudited pro forma financial statements of the Company present the unaudited pro forma combined statements of operations for the year ending December 31, 2005 and the three months ended March 31, 2006 as if the Merger had occurred on the first day of each of the periods presented and the unaudited pro forma combined balance sheets at March 31, 2006 and December 31, 2005, as if the Merger had occurred on March 31, 2006 and December 31, 2005, respectively.

The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present the Company's pro forma results of operations and financial position in accordance with Article 11 of SEC Regulation S-X based upon available information and certain assumptions considered reasonable under the circumstances.

The unaudited pro forma financial statements presented herein do not purport to present what the Company's financial position or results of operations would actually have been had the events leading to the pro forma adjustments in fact occurred on the date or at the beginning of the periods operations for any future date or period.

The statement of operations included in the accompanying pro forma statement of operations for the three months ended March 31, 2006 were derived from MedaSorb’s unaudited quarterly financial data.

The unaudited pro forma financial statements should be read in conjunction with both the audited financial statements of MedaSorb as of and for the year ended December 31, 2005 and unaudited financial statements of MedaSorb as of and for the three months ended March 31, 2006 and the notes thereto, included elsewhere in the filing.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Notes to unaudited pro forma balance sheets at March 31, 2006 and December 31, 2005.

(A)
This adjustment represents the proceeds from issuance of preferred stock of $3,975,000, net of anticipated closing costs of $250,000, credit enhancement fees of $525,000, and the short term advance of $500,000.

(B)
Immediately prior to the closing of the transaction, $7,818,514 as of March 31, 2006 ($6,549,899 in principal and $1,268,615 in accrued interest) and $7,606,859 as of December 31, 2005 ($6,549,899 in principal and $1,056,960 in accrued interest) of convertible debt and related accrued interest on the debt of MedaSorb was converted into common stock. As part of conversion agreements with converting Noteholders, principal and accrued interest through November 30, 2005 is converting into equity. Upon closing of the Merger and conversion of the Notes, interest will cease to accrue and not be payable beyond November 30, 2005. In connection with this conversion, 5 year warrants were granted to purchase approximately 816,700 shares of common stock at an exercise price of $4.98 per share. As of March 31, 2006, the valuation of these warrants using the Black Scholes Model resulted in no value being assigned.

(C)
In connection with a $1,000,000 convertible note of MedaSorb which was not converted into equity and remains outstanding after the consummation of the transaction, the note holder and her designees were entitled to receive an aggregate of 10,000,000 shares of common stock of the Company. The issuance of these shares has been accounted for as a debt discount after allocation of the relative fair values of the instruments to each component and the related beneficial conversion feature of the debt in the amount of $1,000,000, which has been amortized in the pro forma statements of operations for the three months ended March 31, 2006 and the year ended December 31, 2005.

(D)
At the closing of the transaction the Company issued 5,250,000 shares of Series A 10% Cumulative Convertible Preferred Stock (Series A Preferred Stock) for $5,250,000. The Series A Preferred Stock has a stated value of $1.00 per share and is convertible into common stock at the conversion rate of one share of common stock for each $1.25 of stated value being converted. The purchasers of the Series A Preferred Stock were also issued, for no additional consideration, warrants to purchase one-half of the shares of common stock underlying the shares of Series A Preferred Stock purchased by them, at an exercise price of $2.00 per share of common stock. The 5,250,000 shares of Series A Preferred Stock are initially convertible into 4,200,000 shares of common stock, and the warrants are exercisable for 2,100,000 shares of common stock. The shares of common stock underlying the Series A Preferred Stock and warrants are required to be registered under the terms of the purchase agreement. As of March 31, 2006, the valuation of these warrants using the Black Scholes Model resulted in no value being assigned.

(E)
Represents the issuance of 24,090,929 of common stock (10,340,929 shares to the former stockholders of MedaSorb, including converted debt (see B above), 10,000,000 shares to the holder of the convertible note (see C above) and 3,750,000 shares to the stockholders of Gilder Enterprises, Inc.).

(F)	Represents the payment of $525,000 in credit enhancement fees associated with the preferred stock as a cost of raising capital.

(G)	Represents a short term advance to an existing investor in the amount of $500,000 bearing interest at 6% per annum, the repayment of which may be offset against amounts owed to Noteholder in C above.

Notes to unaudited pro forma statement of operations for the three months ended March 31, 2006 and the year ended December 31, 2005.

(1) This adjustment represents $1,000,000 amortization expense (based upon a one year life) of debt discount recorded as a result of shares of common stock issued in conjunction with $1,000,000 convertible note for the year ended December 31, 2005 for the three months ended March 31, 2006.

(2) Represents the elimination of interest expense in the amount of $211,655 and $760,950 for the three months ended March 31, 2006 and the year ended December 31, 2005, respectively, incurred by MedaSorb on the convertible debt, which would not have been outstanding for the period presented as a result of the conversion into equity. In addition, in order to induce conversion of the debt to equity, MedaSorb modified the terms of the conversion which resulted in additional shares of stock being issued with a value of $3,822,676 and $3,806,508 which has been recorded as interest expense for the three months ended March 31, 2006 and the year ended December 31, 2005, respectively.

(3) Represents the $5,000 of interest income associated with the short term advance (see G above)

MEDASORB CORPORATION
(a development stage company)
UNAUDITED PROFORMA BALANCE SHEET

		Proforma
March 31, 2006	Medasorb	Adjustments		Proforma

ASSETS

Current Assets:
Cash and cash equivalents	$631,189	$3,975,000	A,F	$4,606,189
Prepaid expenses and other current assets	34,014	--		34,014
Short-term advance	--	500,000	G	500,000

Total current assets	665,203	4,475,000		5,140,203

Property and equipment - net	491,132	--		491,132

Other assets	182,950	--		182,950
Total long-term assets	674,082	--		674,082

Total Assets	$1,339,286	$4,475,000		$5,814,286

LIABILITIES AND STOCKHOLDERS DEFICIENCY

Current Liabilities:
Accounts payable	$2,007,193	$--		$2,007,193
Accrued expenses and other current liabilities	489,277	--		489,277
Accrued interest	1,268,615	(1,268,615)	B	--
Convertible notes payable	3,429,899	(2,429,899)	B,C	1,000,000

Total current liabilities	7,194,985	(3,698,514)		3,496,471

Long-term liabilities:
Convertible notes payable	4,120,000	(4,120,000)	B	--

Total long-term liabilities	4,120,000	(4,120,000)		--

Total liabilities	11,314,985	(7,818,514)		3,496,471

Stockholders' Equity/(Deficiency):
Preferred stock	--	5,250	A,D	5,250
Common stock	5,170	18,921	E	24,091
		A,B
		C,D
Additional paid-in capital	50,013,975	17,092,019	E, F	67,105,994
Deficit accumulated during the
development stage	(59,994,844)	(4,822,676)	B,C	(64,817,520)
Total stockholders' deficiency	(9,975,699)	12,293,514		2,317,815

Total Liabilities and Stockholders' Deficiency	$1,339,286	$4,475,000		$5,814,286

MEDASORB CORPORATION
(a development stage company)
PROFORMA UNAUDITED STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED MARCH 31, 2006

		Proforma
	Medasorb	Adjustments		Proforma

Revenue	$--	$--		$--

Expenses:
Research and development	288,981	--		288,981
Legal, financial and other consulting	384,538	--		384,538
General and administrative	137,775	--		137,775

Total expenses	811,294	--		811,294

Net loss attributable to common shareholders	$(1,015,377)	$(4,606,021)	1,2,3	$(5,621,398)

Net loss per share, basic and diluted				$(0.23)

Weighted average number of shares outstanding				24,090,929

MEDASORB CORPORATION
(a development stage company)
UNAUDITED PROFORMA BALANCE SHEET

		Proforma
December 31, 2005	Medasorb	Adjustments		Proforma

ASSETS

Current Assets:
Cash and cash equivalents	$707,256	$3,975,000	A,F	$4,682,256
Prepaid expenses and other current assets	19,261	--		19,261
Short-term advance	--	500,000	G	500,000

Total current assets	726,517	4,475,000		5,201,517

Property and equipment - net	553,657	--		553,657

Other assets	181,307	--		181,307
Total long-term assets	734,964	--		734,964

Total Assets	$1,461,482	$4,475,000		$5,936,482

LIABILITIES AND STOCKHOLDERS DEFICIENCY

Current Liabilities:
Accounts payable	$1,802,788	$--		$1,802,788
Accrued expenses and other current liabilities	412,646	--		412,646
Accrued interest	1,056,960	(1,056,960)	B	--
Stock subscribed	399,395	--		399,395
Convertible notes payable	3,429,899	(2,429,899)	B,C	1,000,000

Total current liabilities	7,101,689	(3,486,859)		3,614,830

Long-term liabilities:
Convertible notes payable	4,120,000	(4,120,000)	B	--

Total long-term liabilities	4,120,000	(4,120,000)		--

Total liabilities	11,221,689	(7,606,859)		3,614,830

Stockholders' Equity/(Deficiency):
Preferred stock	--	5,250	A,D	5,250
Common stock	4,829	18,921	E	23,750
			A,B
			C,D
Additional paid-in capital	49,214,431	16,864,196	E,F	66,078,627
Deficit accumulated during the
development stage	(58,979,467)	(4,806,508)	B,C	(63,785,975)
Total stockholders' deficiency	(9,760,207)	12,081,859		2,321,652

Total Liabilities and Stockholders' Deficiency	$1,461,482	$4,475,000		$5,936,482

MEDASORB CORPORATION
(a development stage company)
PROFORMA UNAUDITED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005

		Proforma
	Medasorb	Adjustments		Proforma

Revenue	$--	$--		$--

Expenses:
Research and development	1,526,743	--		1,526,743
Legal, financial and other consulting	948,209	--		948,209
General and administrative	635,960	--		635,960
Change in fair value of management and				--
incentive units	(14,551)	--		(14,551)

Total expenses	3,096,361	--		3,096,361

Gain on disposal of property and equipment	(21,663)	--		(21,663)
Gain on extinguishment of debt	(175,000)	--		(175,000)
Interest expense, net	765,898	4,040,558	1,2,3	4,806,456

Net loss attributable to common shareholders	$(3,665,596)	$(4,040,558)		(7,706,154)

Net loss per share, basic and diluted				$(0.32)

Weighted average number of shares outstanding				23,750,000